EXHIBIT 10.5

             TRANSFER LOAN AGREEMENT DATED MAY 31, 2005 BETWEEN BANK
   OF COMMUNICATIONS, ZHENGZHOU BRANCH AND HENAN ZHONGPIN FOOD SHARE CO., LTD.

             The Bank of Communications provided a government transfer loan of the Canadian Government in the amount of US $2,504,969.00 to Henan Zhongpin Food Share Co., Ltd. to be used to expand its project of planting and refrigeration of specialty vegetables, with an interest rate of 6.02% per annum for 58% of the loan amount, the balance of the loan interest-free, and a term of 40 year from the date of the agreement.